UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2025

Orion Bliss Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-257326	98-1591444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kalonite 9-57, Ashdod Israel 7724233
(Address of principal executive offices)

Registrant’s telephone number, including area code (307) 298-0969

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ORIB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

On November 11, 2025 Lado Shapakidze and Nika Maikhanashvili were appointed as the Company’s directors and became members of the Company’s Board of Directors.

The business background descriptions of the newly appointed officer and director is as follows:

Lado Shapakidze, age 25 – Director

Mr. Shapakidze holds a Bachelor’s degree in Business Management and has over three years of experience as a Business Development Manager across a range of products and services. Despite his relatively early career stage, he has demonstrated strong professional aptitude. In 2024, he was promoted to the position of Senior Manager and has served as a mentor to new team members, reflecting his strong leadership abilities and professional growth. The Company’s management believes that his innovative perspective and creative approach will continue to contribute significantly to the Company’s expansion and market advancement.

Nika Maikhanashvili, age 30 – Director

From 2021 to 2025 Mr. Maikhanashvili has served as Senior Project Manager in Makhaduri LLC, leading 4-6 IT projects a year and managing different teams. Besides that, since 2018, he works as business operations consultant, helping companies establish and improve internal processes so that they operate efficiently, smoothly, and without unnecessary costs. His experience in business structure analysis, implementation of modern management approaches, and experience in both building systems from scratch and optimizing operations for further growth could be a turning point for the development of Orion Bliss Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Bliss Corp.

By:	/s/ Alexandra Solomovskaya
Alexandra Solomovskaya
President, Treasurer, Secretary and Director
November 12, 2025

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